                                               As filed with the Securities and Exchange Commission on January 30, 2002

                                                                                              Registration No. 333-____

========================================================================================================================

                                           SECURITIES AND EXCHANGE COMMISSION
                                                 Washington, D.C. 20549

                                                        FORM S-8
                                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                              -----------------------------


                                                        DICE INC.
                                 (Exact name of Registrant as Specified in Its Charter)


                                              -----------------------------

         Delaware                                3 Park Avenue 13-3899472
(State or other jurisdiction of                  New York, New York 10016                   (I.R.S. Employer
 incorporation or organization)                (Address of principal executive              Identification No.)
                                                         offices)

                                                1998 Stock Incentive Plan
                                            1998 Employee Stock Purchase Plan
    Employment Agreement Between Dice Inc. (formerly known as EarthWeb Inc.) and Scot W. Melland dated April 23, 2001
                                                  (Full Title of Plan)

                                             -----------------------------

                                                     Scot W. Melland
                                          President and Chief Executive Officer
                                                        DICE INC.
                                                      3 Park Avenue
                                                New York, New York 10016
                                                     (212) 725-6550
                                          (Name, address and telephone number,
                                       including area code, of agent for service)


                                              -----------------------------
                                                       Copies to:
                                                 Maureen Brundage, Esq.
                                                    White & Case LLP
                                               1155 Avenue of the Americas
                                                New York, New York 10036
                                                     (212) 819-8200

                                              -----------------------------

                                             CALCULATION OF REGISTRATION FEE

==================================== ================= ==================== =================== =======================
                                                        Proposed maximum     Proposed maximum
      Title of each class of           Amount to be      offering price     aggregate offering       Amount of
    securities to be registered         registered          per share             price          registration fee
------------------------------------ ----------------- -------------------- ------------------- -----------------------
Common Stock, $0.01 par value......   2,864,991 (1)        $2.075 (2)       $6,192,430.10 (2)         $569.70

==================================== ================= ==================== =================== =======================

(1)       Represents the number of additional shares that may be issued under the 1998 Stock Incentive Plan (2,345,039), the 1998 Employee Stock Purchase Plan (422,561) and the Employment Agreement Between Dice Inc. (formerly known as EarthWeb Inc.) and Scot W. Melland dated April 23, 2001 (97,391).

(2)       Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)
          under the Securities Act of 1933, as amended, as follows: (a) the proposed maximum offering price per share has been determined on the basis of the average of the bid and asked prices of the Common Stock as reported on the NASDAQ National Market System on January 24, 2002; and (b) the proposed maximum aggregate offering price has been determined on the basis of 2,167,600 shares of Common Stock to be offered at the proposed maximum offering price per share and 697,391 shares of Common Stock to be offered at $2.43 per share in connection with the Employment Agreement Between Dice Inc. (formerly known as EarthWeb Inc.) and Scot W. Melland dated
          April 23, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

          (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

          (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, respectively;

          (3) The Registrant's Current Reports on Form 8-K as filed with the Commission on January 10, 2001, January 31, 2001, April 24, 2001, June 13, 2001, June 14, 2001 and November 13, 2001, respectively; and

          (4) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on November 3, 1998 and amendments thereto.

          All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          The indemnification and liability of the Registrant's directors and officers are governed by Delaware law.

          Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities that may incur in such capacities, including liabilities under the Securities Act. The Registrant's By Laws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

          The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be from time to time amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under the

Delaware General Corporation Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by the Delaware General Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-law, resolution of stockholders, resolution of directors, agreement or otherwise, as permitted by the Delaware General Corporation Law, as to action in any capacity in which he served at the request of the Registrant. A director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174(a) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Registrant to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be deemed to be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.


Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit No.
-----------

4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1 (No. 333-60837)).

4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (No. 333-60837).

5.1       Opinion of White & Case LLP, Counsel to the Registrant.

23.1      Consent of Independent Accountants.

23.2 Consent of White & Case LLP (included in Exhibit 5.1 to the Registration Statement).

24 Power of Attorney of certain officers and directors (included in pages II-4 through II-5).


Item 9.  Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 30, 2002.

                                    DICE INC.

                                    By  /s/ Scot W. Melland
                                      ---------------------------------
                                    Name:    Scot W. Melland
                                    Title:   President, Chief Executive Officer
                                             and Director


                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Scot W. Melland and Michael P. Durney, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                         Title                                 Date
                  ---------                                         -----                                 ----

                                                   President, Chief Executive Officer and
  /s/ Scot W. Melland                              Director (Principal Executive Officer)          January ___, 2002
----------------------------------------------
               Scot W. Melland

                                                   Senior Vice President, Finance & Chief
                                                   Financial Officer (Principal Financial
  /s/ Michael P. Durney                            Officer)                                        January ___, 2002
----------------------------------------------
              Michael P. Durney

                                                   Controller and Chief Accounting Officer
  /s/ David L. Jonassen                            (Principal Accounting Officer)                  January 29, 2002
----------------------------------------------
              David L. Jonassen

                                                                     II-4

                                                   Chairman of the Board and Director              January ___, 2002
----------------------------------------------
               Jack D. Hidary


  /s/ Peter A. Derow                               Vice Chairman of the Board and Director         January 25, 2002
----------------------------------------------
               Peter A. Derow


                                                   Director                                        January ___, 2002
----------------------------------------------
                James Citrin


  /s/ Cary Davis                                  Director                                         January ___, 2002
----------------------------------------------
                 Cary Davis


  /s/ Jeremy Davis                                 Director                                        January 25, 2002
----------------------------------------------
                Jeremy Davis


  /s/ Murray Hidary                                Director                                        January ___, 2002
----------------------------------------------
                Murray Hidary


  /s/ Henry Kressel                                Director                                        January ___, 2002
----------------------------------------------
                Henry Kressel

                                  EXHIBIT INDEX

Exhibit No.
-----------

4.1 Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1 (No. 333-60837)).

4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (No. 333-60837).

5.1       Opinion of White & Case LLP, Counsel to the Registrant.

23.1      Consent of Independent Accountants.

23.2 Consent of White & Case LLP (included in Exhibit 5.1 to the Registration Statement).

24 Power of Attorney of certain officers and directors (included in pages II-4 through II-5).